Exhibit 4.12

GENERAL SECURITY AGREEMENT

by and among

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

as Guarantor

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Bond Trustee

and

ANY OTHER PERSON WHO FROM TIME TO TIME MAY BECOME A PARTY TO

THIS AGREEMENT

September 30, 2013

i

ii

iii

GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (this “Agreement”) is made as of the 30th day of September, 2013.

BY AND AMONG:

(1)

BMO Covered Bond Guarantor Limited Partnership, a limited partnership formed under the laws of the Province of Ontario, whose registered office is at Suite 6100, 100 King Street West, Toronto, Ontario, Canada M5X 1B8, by its managing general partner BMO Covered Bond GP, Inc. (hereinafter the “Guarantor”);

(2)

Computershare Trust Company of Canada, a trust company formed under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, Toronto, Ontario, Canada M5J 2Y1 acting in its capacity as Bond Trustee (hereinafter the “Bond Trustee”); and

(3)

Any other person who from time to time may become a party to this Agreement as a secured creditor (together with the Bond Trustee for and on its own behalf and on behalf of the Holders of the Covered Bonds, the “Secured Creditors”).

WHEREAS:

(A)

Pursuant to the Trust Deed, the Guarantor has provided a guarantee covering all Guaranteed Amounts when the same become Due for Payment in respect of all Covered Bonds issued under the Program from time to time; and

(B)

The Guarantor has agreed to execute and deliver this Agreement to and in favour of the Bond Trustee (on behalf of the Secured Creditors) as security for the payment and performance of the Guarantor’s obligations under the Transaction Documents to which the Guarantor is a party, including but not limited to the Trust Deed;

NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by the Bond Trustee to the Guarantor and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions and Interpretation.

The master definitions and construction agreement made between the parties to the Transaction Documents on September 30, 2013 (as the same may be amended, restated, varied or supplemented from time to time with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Section 2 of the Master Definitions and Construction Agreement.

For the purposes hereof, “this Agreement” has the same meaning as Security Agreement in the Master Definitions and Construction Agreement.

Section 1.02 Schedules.

The following Schedules are attached to and form part of this Agreement:

Schedule 1—Additional Representations and Warranties of the Guarantor

Schedule 2—Additional Covenants of the Guarantor

Schedule 3—Post-Enforcement Priority of Payments

Schedule 4—Address for Notice

Section 1.03 Terms Incorporated by Reference.

(1) In this Agreement, “PPSA” shall mean the Personal Property Security Act as in effect from time to time in the Province of Ontario; provided that, if validity, perfection or the effect of perfection or non-perfection or the priority of the security interest granted by any Security in any collateral and the rights and remedies of the Bond Trustee are governed by the PPSA or other similar legislation as in effect in a jurisdiction other than Ontario, then “PPSA” shall mean the Personal Property Security Act or other similar legislation as in effect from time to time in such other jurisdiction, including for greater certainty the Québec Civil Code in respect of the Province of Québec, for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority and to such rights and remedies.

(2) The terms “investment property”, “account”, “consumer goods”, “control”, “inventory” and “equipment” whenever used herein have the meanings given to those terms in the PPSA, as now enacted or as the same may from time to time be amended, re-enacted or replaced and the terms “entitlement holder”, “financial asset”, “security”, “securities account”, “securities intermediary”, “entitlement order” and “security entitlement” whenever used herein have the meanings given to those terms in the Securities Transfer Act (Ontario) (the “STA”), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

(3) Other terms defined in the PPSA or the STA and used in this Agreement shall, unless otherwise defined herein, have the same meaning as ascribed to such terms in the PPSA or the STA, as applicable.

ARTICLE 2

SECURITY

Section 2.01 Grant of Security.

Subject to Section 2.07 and the right of the Guarantor (provided that, if required pursuant to the Transaction Documents, the Asset Coverage Test or the Amortization Test, as applicable, is met) to sell such collateral, the Guarantor assigns by way of security, mortgages, charges, hypothecates and pledges to the Bond Trustee (on behalf of the Secured Creditors) and grants to the Bond Trustee (on behalf of the Secured Creditors) a security interest in all the Guarantor’s right, title and interest in and to all of the present and future personal property and undertaking of the Guarantor, wherever situate and all proceeds thereof (collectively, the “Collateral”). The Collateral shall include, without limitation, the Portfolio, Excess Proceeds received from the Bond Trustee pursuant to the Trust Deed, Substitution Assets and Transaction Documents that the Guarantor may acquire from time to time and all funds being held for the account of the Guarantor by its service providers and the amounts standing to the credit of the Guarantor in the Guarantor Accounts; and includes any and all of the Guarantor’s:

(a)

inventory, including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Guarantor;

(b)

equipment, machinery, furniture, fixtures, plants, vehicles and other goods of every kind and description and all licences and other rights and all records, files, charts, plans, drawings, specifications, manuals and documents relating thereto;

(c)	accounts due or accruing and all agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating thereto;

(d)	money, documents of title, chattel paper and instruments;

(e)

investment property and Equity Interests in other Persons that do not constitute investment property, now or hereafter acquired or owned by or on behalf of the Guarantor or in which the Guarantor now or hereafter has an interest (collectively, “Pledged Securities”), together with all substitutions or exchanges from time to time in respect of any of the foregoing Pledged Securities, and all dividends, distributions and other income (whether in the form of money, Securities or any other property) derived in respect of the foregoing Pledged Securities or payable in connection therewith and all monies and property received or receivable in the nature of the return or repayment of capital in respect thereof;

(f)	intangibles including all security interests, goodwill, choses in action and other contractual benefits and all trade marks, trade mark registrations and pending trade mark applications, patents and pending patent applications and copyrights and other intellectual property (collectively, the “Intellectual Property”);

(g)

to the fullest extent permitted by applicable law, all authorizations, permits, approvals, grants, licenses, consents, rights, franchises, privileges, orders, certificates, judgments, writs, injunctions, awards, determinations, directions, decrees, demands or the like issued or granted by law or by rule or regulation of any public body now or hereafter issued or granted to it;

(h)	substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.01(a)-(g) inclusive; and

(i)	proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.01(a)-(h) inclusive or the proceeds of such proceeds.

Section 2.02 Obligations Secured.

(1) The assignment, mortgage, charge, hypothecation, pledge and security interest granted hereby (the “Security”) secures the payment and performance of all debts, liabilities and obligations of any and every kind, nature and description, whether, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, owing by the Guarantor to the Bond Trustee and the other Secured Creditors under the Transaction Documents to which it is a party, however or wherever incurred, and in any currency, and whether incurred by the Guarantor alone or with another or others and whether as principal or surety (collectively, and together with the expenses, costs and charges set out in Section 2.02(2), the “Obligations”).

(2) All reasonable expenses, costs and charges incurred by or on behalf of the Bond Trustee in connection with this Agreement, the Security or the realization of the Collateral, including all reasonable legal fees, court costs, receiver’s or agent’s remuneration and other expenses of, or of taking or defending any action in connection with, taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or other lawful exercises of the powers conferred by the Transaction Documents shall be added to and form a part of the Obligations.

Section 2.03 Notice and Acknowledgement.

The execution of this Agreement by each Secured Creditor shall constitute an express acknowledgement by each of them of such charges and assignments and other Security made or granted by the foregoing provisions of this Article 2 and each of the Secured Creditors covenants with the Bond Trustee not to do anything inconsistent with the Security given under or pursuant to this Agreement or knowingly to prejudice the Security constituted hereunder or pursuant hereto or under any Mortgage provided that, without prejudice to Article 4, nothing herein shall be construed as limiting the rights or obligations of any of the Secured Creditors exercisable or to be prepared in accordance with and subject to the terms of any of the other Transaction Documents.

Section 2.04 Accession of New Secured Creditors.

As a condition precedent to any new Series or Tranche, as applicable, of Covered Bonds issued under the Program, any Person which becomes a Secured Creditor pursuant to and in accordance with this Agreement (each a “New Secured Creditor”) shall be bound by the terms of this Agreement and as evidence of such shall execute an instrument in a form acceptable to the Bond Trustee.

Section 2.05 Declaration of Trust.

The Bond Trustee hereby declares itself trustee of all the covenants, undertakings, charges, assignments, assignations and other security interests made or given to be made or given under or pursuant to this Agreement and the other Transaction Documents for itself and the other Secured Creditors in respect of the Obligations owed to each of them respectively upon and subject to the terms and conditions of this Agreement.

Section 2.06 Attachment.

(1) The Guarantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral) or the power to transfer rights in the Collateral (other than after-acquired Collateral) to the Bond Trustee, (iii) it has not agreed to postpone the time of attachment of the Security, and (iv) it has received a duplicate original copy of this Agreement.

If the Guarantor acquires Collateral consisting of chattel paper, instruments, securities, investment property or negotiable documents of title (collectively, “Negotiable Collateral”), the Guarantor will, immediately upon receipt, deliver to the Bond Trustee the Negotiable Collateral and shall, (i) at the request of the Bond Trustee cause the transfer of the Negotiable Collateral to the Bond Trustee to be registered wherever, in the opinion of the Bond Trustee, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank by an effective endorsement or deliver a stock transfer power in respect thereof or as the Bond Trustee may direct, (iii) immediately deliver to the Bond Trustee any and all consents or other documents which may be necessary to effect the transfer of the Negotiable Collateral to the Bond Trustee or any third party, and (iv) to the extent such Negotiable Collateral consists of investment property, cause the Bond Trustee to obtain control of such Negotiable Collateral as determined pursuant to the PPSA. If and to the extent that the Negotiable Collateral is uncertificated, the Guarantor shall enter into such custodial, control or other agreements at the request of the Bond Trustee.

(2) With respect to any Pledged Security that is a certificated security, until further notice by the Bond Trustee, any certificate representing such Pledged Security may remain registered in the name of the Guarantor, provided that the Guarantor shall promptly at the request and pursuant to the direction of the Bond Trustee (in the Bond Trustee’s sole discretion) either duly endorse such certificate in blank for transfer or execute a stock transfer power of attorney in respect thereof; in either case with signatures guaranteed and with all documentation being in form and substance satisfactory to the Bond Trustee and any transfer agent appointed from time to time in respect of such Pledged Security. With respect to any Pledged Security that is an uncertificated security, the Guarantor shall enter into, and cause the issuer thereof to enter into, such custodial, control or other agreements as the Bond Trustee requires, including the taking of any steps to provide the Bond Trustee with control over such Pledged Security. Notwithstanding the foregoing, at any time and from time to time upon request by the Bond Trustee (in the Bond Trustee’s sole discretion), the Guarantor shall cause any or all of the Pledged Securities to be issued and registered in the name of the Bond Trustee or its nominee, and the Bond Trustee is hereby appointed the irrevocable attorney (coupled with an interest) of the Guarantor with full power of substitution to cause any or all of the Pledged Securities to be issued and registered in the name of the Bond Trustee or its nominee.

(3) The Guarantor shall hold its security entitlements in a securities account that (i) is maintained in the name of the Guarantor at an office of a securities intermediary located in Ontario, and (ii) together with all financial assets credited thereto and all related security entitlements, is subject to a Securities Account Control Agreement (as defined below) among the Guarantor, the Bond Trustee and such securities intermediary (“Controlled Securities Account”). The Guarantor shall, at the request of the Bond Trustee (in the Bond Trustee’s sole discretion), (i) enter into and cause any securities intermediary holding a securities account in respect of Pledged Securities to enter into a securities account control agreement in form and substance satisfactory to the Bond Trustee acting reasonably (a “Securities Account Control Agreement”) in respect of all Pledged Securities constituting security entitlements of the Guarantor, and (ii) deliver each such Securities Account Control Agreement to the Bond Trustee. The Guarantor shall cause all Pledged Securities underlying any security entitlements acquired by the Guarantor after the date hereof to be credited to a Controlled Securities Account.

(4) The Guarantor will promptly inform the Bond Trustee in writing of the acquisition by the Guarantor of any personal property which is not adequately described in this Agreement, and the Guarantor will execute and deliver, at its own expense, from time to time amendments to this Agreement or additional Agreements or schedules as may be required by the Bond Trustee in order that the Security shall attach to such personal property.

Section 2.07 Scope of Security.

(1) To the extent that the creation of the Security would constitute a breach or permit the acceleration or termination of any agreement, right, licence or permit of the Guarantor (each, a “Restricted Asset”), the Security shall not attach to the Restricted Asset but the Guarantor shall hold its interest in the Restricted Asset in trust for the Bond Trustee, and shall be deemed to have granted a Security in such Restricted Asset to the Bond Trustee or as it may direct immediately, and such Security shall attach to the Restricted Asset, upon obtaining the consent of the other party.

(2) Until the Security shall have become enforceable, the grant of the Security in the Intellectual Property shall not affect in any way the Guarantor’s rights to commercially exploit the Intellectual Property, defend it, enforce the Guarantor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(3) The Security shall not extend to consumer goods.

(4) The Security shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by the Guarantor in respect of real property, but the Guarantor shall stand possessed of any such last day upon trust to assign and dispose of it as the Bond Trustee may direct.

Section 2.08 Grant of Licence to Use Intellectual Property.

For purposes of enabling the Bond Trustee to exercise its rights and remedies pursuant to Article 4, at such time as the Bond Trustee shall be lawfully entitled to exercise its rights and remedies and for no other purpose, the Guarantor grants to the Bond Trustee an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to the Guarantor) to use, assign or sublicense any of the Intellectual Property wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all computer programs used for compilation or print-out.

Section 2.09 Care and Custody of Collateral.

(1) Subject to subsection (2) below, the Bond Trustee shall have no obligation to keep Collateral in its possession identifiable.

(2) Prior to the service of a Guarantor Acceleration Notice, the Bond Trustee shall be bound to exercise in the physical keeping of any Pledged Securities or Negotiable Collateral, only the same degree of care as it would exercise in respect of its own Securities, negotiable collateral or other investment property kept at the same place.

(3) The Bond Trustee may, after the Security shall have become enforceable, (i) notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Bond Trustee whether or not the Guarantor was previously making collections on such accounts, chattel paper or instruments, and (ii) assume control of any proceeds arising from the Collateral.

Section 2.10 Rights of the Guarantor in Respect of Pledged Securities.

(1) Until the Security has become enforceable, the Guarantor shall be entitled to vote the Pledged Securities and to give consents, ratifications or waivers and to receive all cash dividends in respect of the Pledged Securities. Upon a Guarantor Acceleration Notice being served, all rights of the Guarantor to vote the Pledged Securities and to give consents, ratifications or waivers and to receive dividends in respect of the Pledged Securities shall cease and all such rights shall become vested solely and absolutely in the Bond Trustee.

(2) Any dividends received by the Guarantor contrary to Section 2.10(1) or any other money or property which may be received by the Guarantor at any time for, or in respect of, the Pledged Securities shall be received as trustee for the Bond Trustee and shall be immediately paid over to the Bond Trustee.

Section 2.11 Care and Custody of Securities.

Unless a Guarantor Acceleration Notice has been served, the Bond Trustee shall not have any right to the collection of dividends on, or exercise any option or right (including any right to vote, give consents, ratifications or waivers) in connection with, any Pledged Securities. The Bond Trustee need not protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value.

Section 2.12 Investments in Substitution Assets.

(1) Notwithstanding the Security created by or pursuant to this Agreement, the Cash Manager may, on behalf of the Guarantor and the Bond Trustee, invest in the name of the Guarantor and the Bond Trustee, monies standing from time to time to the credit of the Guarantor Accounts in Substitution Assets in accordance with the Cash Management Agreement and the Guarantor Agreement provided that:

(a)	any costs properly incurred by the Bond Trustee in making and changing investments will be reimbursed to the Bond Trustee by the Guarantor; and

(b)	all income from and proceeds following the disposal or maturity of Substitution Assets shall be credited to the relevant Guarantor Account.

(2) Notwithstanding the Security created by or pursuant to this Agreement, Substitution Assets may, on any Canadian Business Day, be sold, redeemed, realized or otherwise disposed of subject always to the other provisions of this Agreement.

Section 2.13 Management and Application of Funds.

The Guarantor shall take or cause to be taken such action as may from time to time be necessary on its part to ensure that the GDA Account (and/or, as applicable, the Standby GDA Account) shall from time to time be credited with all amounts received by the Guarantor and falling within any of the following categories:

(a)	all Revenue Receipts and all Principal Receipts;

(b)	all Cash Capital Contributions;

(c)	amounts received by the Guarantor pursuant to the Interest Rate Swap Agreement;

(d)	Excess Proceeds received from the Bond Trustee pursuant to the Trust Deed;

(e)	any other amount whatsoever received by or on behalf of the Guarantor after the Program Date (including, without limitation, any proceeds advanced to the Guarantor under the Intercompany Loan Agreement where such proceeds have not been applied to acquire Loans and their Related Security, to refinance an existing Advance under the Intercompany Loan Agreement or invest in Substitution Assets);

(f)

the proceeds arising from the disposal of any Substitution Assets and any and all income or other distributions received by the Guarantor in respect thereof or arising from the proceeds of any Substitution Assets; and

(g)	such other payments received by the Guarantor as are, or ought in accordance with this Agreement to be, comprised in the Collateral.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTOR

Section 3.01 Representations and Warranties of the Guarantor.

(1) The Guarantor represents and warrants to the Secured Creditors, acknowledging and confirming that the Secured Creditors are relying thereon without independent inquiry, that as at the date hereof:

(a)	this Agreement creates a valid first priority security interest in the Collateral;

(b)	it is the registered, legal and beneficial owner of the Pledged Securities and is the legal and beneficial owner of all other Collateral;

(c)

the Collateral is free and clear of all liens, mortgages, charges, security interests, claims, encumbrances or other similar rights or interests of any third parties other than those created in favour of the Bond Trustee and none of the Collateral is held by the Guarantor in a trust capacity;

(d)	the Security in the Collateral has been perfected;

(e)	the address of the Guarantor’s chief executive office is that given at the end of this Agreement;

(f)

the Bond Trustee has obtained control pursuant to the PPSA of the Collateral that consists of investment property (“Controlled Assets”) and the Bond Trustee is a protected purchaser within the meaning of the PPSA;

(g)	no Person other than the Bond Trustee has control or has the right to obtain control within the meaning of the PPSA of any Controlled Assets; and

(h)	no authorizations, consents or approvals from, or notices to, any Governmental Authority or other Person is or was necessary in connection with the execution and delivery of this Agreement or the performance or enforcement of the Guarantor’s obligations hereunder, except as have been obtained, given or are in full force and effect unamended, at the date hereof.

Section 3.02 Additional Representations and Warranties of the Guarantor.

In addition to the representations and warranties of the Guarantor in Section 3.01, the Guarantor further represents and warrants to the Secured Creditors that the representations and warranties set out in Schedule 1 hereto are true as at the date hereof.

Section 3.03 Covenants of the Guarantor.

Subject to the provisions of the Guarantor Agreement, the Guarantor covenants and agrees with the Bond Trustee that it shall:

(a)

duly and punctually pay and discharge all monies and liabilities whatsoever which now are or at any time hereafter may (whether before or after the Security has become enforceable pursuant to this Agreement) become due and payable to the Bond Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors by the Guarantor, whether actually or contingently, solely or jointly with one or more Persons and whether as principal or guarantor under or pursuant to this Agreement or any other of the Transaction Documents;

(b)	observe, perform and satisfy all of its other obligations and liabilities under or pursuant to this Agreement and/or any of the other Transaction Documents;

(c)	not do anything inconsistent with the Security or knowingly to prejudice the Security or the Bond Trustee’s interest therein; and

(d)	comply in all respects with the Priorities of Payments as set out in the Guarantor Agreement prior to and until service of a Guarantor Acceleration Notice on the Guarantor.

Section 3.04 Additional Covenants of the Guarantor.

In addition to the covenants of the Guarantor in Section 3.03, the Guarantor covenants and agrees with the Bond Trustee as set out on Schedule 2 hereto.

ARTICLE 4

ENFORCEMENT

Section 4.01 Enforcement.

(1) The Security shall be and become enforceable against the Guarantor;

(a)	upon a Guarantor Acceleration Notice being served on the Guarantor; or

(b)	if there are no Covered Bonds outstanding following:

(i)

the non-payment when due, whether by acceleration or otherwise, of any Obligations or the failure of the Guarantor to observe or perform any obligation, covenant, term, provision or condition contained in this Agreement or any other Transaction Document to which it is a party which is not remedied within thirty (30) days after notice has been given by the Bond Trustee to the Guarantor specifying such default and requiring the Guarantor to remedy same;

(ii)	the occurrence of a bankruptcy or insolvency of the Guarantor or if the Guarantor is insolvent within the meaning of the Bankruptcy and Insolvency Act (Canada);

(iii)

the filing against the Guarantor of an application for a bankruptcy order, the making of a compromise, arrangement or an assignment for the benefit of creditors by the Guarantor, the appointment of a receiver, interim receiver, trustee or similar official for the Guarantor or for any assets of the Guarantor or the institution by or against the Guarantor of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), or similar statute in Canada or any other applicable law, and if involuntary, which is not contested in good faith and vacated, discharged or stayed within thirty (30) days, provided that no order is made granting relief;

(iv)

the institution by or against the Guarantor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Guarantor and if involuntary, which is not contested in good faith and vacated, discharged or stayed within thirty (30) days, provided that no order is made granting relief;

(v)	any Security Interest, ownership interest, right of set-off or other right of claim of any person (an “Encumbrance”) affecting the Collateral becomes enforceable against the Collateral; or

(vi)

the Guarantor ceasing or threatening to cease to carry on business or agreeing to make a bulk sale of assets without complying with applicable law or committing or threatening to commit an act of bankruptcy.

(2) The Bond Trustee shall, if reasonably practicable, give prior notification to the Seller of the Bond Trustee’s intention to enforce the Security, provided always that the failure of the Bond Trustee to provide such notification shall not prejudice the ability of the Bond Trustee to enforce the Security.

(3) Without prejudice to the effectiveness of any service of the Guarantor Acceleration Notice, as soon as is reasonable thereafter the Bond Trustee shall serve a copy of any Guarantor Acceleration Notice on each of the Secured Creditors, the Guarantor, the Rating Agencies and the Cover Pool Monitor.

Section 4.02 Knowledge of Bond Trustee of a Guarantor Event of Default.

The Bond Trustee will be deemed not to have knowledge of the occurrence of a Guarantor Event of Default or Potential Guarantor Event of Default unless the Bond Trustee has received written notice from the Guarantor (or on its behalf) or a Secured Creditor stating that a Guarantor Event of Default or Potential Guarantor Event of Default has occurred and describing that Guarantor Event of Default.

Section 4.03 Discretionary Enforcement.

Subject to the provisions of this Agreement, the Bond Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, the Guarantor or any other person to enforce their respective obligations under or pursuant to this Agreement or any other Transaction Document. Subject to the provisions of this Agreement, at any time after the Security has become enforceable, the Bond Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce such Security.

Section 4.04 Mandatory Enforcement.

The Bond Trustee shall not be bound to take any steps to enforce any provision of this Agreement or to institute any proceedings or to enforce the Security unless the Bond Trustee:

(a)

shall have been directed to do so by an Extraordinary Resolution of all the Holders of the Covered Bonds of all Series (with the Covered Bonds of all Series taken together as a single Series as provided in Condition 7.03) or requested to do so in writing by the holders of not less than 25% in aggregate Principal Amount Outstanding of the Covered Bonds of all Series (taken together and converted into USD at the rate specified in the applicable Final Terms Document in accordance with Condition 7.03) then outstanding; and

(b)

shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable and all Liabilities which it may incur by so doing and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

Section 4.05 Mandatory Other Action.

The Bond Trustee shall not be bound to take any other steps (other than the steps referred to in Section 4.04 above) under or pursuant to this Agreement or any of the other Transaction Documents unless the Bond Trustee shall have been directed to do so by an Extraordinary Resolution of the Holders of Covered Bonds of the relevant one or more Series (with Covered Bonds of such Series taken together as a single Series (if more than one Series) and converted, if applicable, into USD at the rate specified in the applicable Final Terms Document) or requested to do so in writing by the holders of not less than 25% in aggregate Principal Amount Outstanding of the Covered Bonds then outstanding of the relevant one or more Series (taken together and converted in to USD as aforesaid); and shall have been indemnified and/or secured to its satisfaction as aforesaid.

Section 4.06 Disposal of Collateral.

Notwithstanding the other provisions of this Article 4, if the Security has become enforceable otherwise than by reason of a default in payment of any amount due on the Covered Bonds, the Bond Trustee will not be entitled to dispose of any of the Collateral unless either a sufficient amount would be realised to allow discharge in full of all amounts owing to the Holders of Covered Bonds or the Bond Trustee is of the sole opinion, which shall be binding on the Bond Trustee, reached after considering at any time and from time to time the advice of any financial adviser (or such other professional advisers reasonably selected by the Bond Trustee for the purpose of giving such advice), that the cash flow prospectively receivable by the Guarantor will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Guarantor, to discharge in full in due course all amounts owing to the Holders of Covered Bonds. The fees and expenses of the aforementioned financial adviser or other professional adviser selected by the Bond Trustee shall be paid by the Guarantor.

Section 4.07 Payment of Monies After Service of a Guarantor Acceleration Notice.

(1) From and including the time when the Bond Trustee serves a Guarantor Acceleration Notice on the Guarantor, no amount may be withdrawn from the Guarantor Accounts without the prior written consent of the Bond Trustee.

(2) Any and all moneys received or recovered (excluding all amounts due or to become due in respect of any Third Party Amounts) by the Bond Trustee (or a receiver appointed on its behalf in accordance with this Agreement) following the service of a Guarantor Acceleration Notice and enforcement of the Security, shall be held by it in the Guarantor Accounts in trust to be applied by the Bond Trustee (or a receiver appointed on its behalf in accordance with this Agreement) in accordance with Schedule 3 (the “Post-Enforcement Priority of Payments”) (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

Section 4.08 Remedies.

Whenever the Security has become enforceable, the Bond Trustee may realize upon the Collateral and enforce the rights of the Bond Trustee and the other Secured Creditors by:

(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale or lease of all or any part of the Collateral;

(d)	collection of any proceeds arising in respect of the Collateral;

(e)	collection, realization or sale of, or other dealing with, the accounts;

(f)

appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(g)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(h)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(i)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Guarantor; and

(j)	any other remedy or proceeding authorized or permitted under the PPSA (or any other applicable statute) or otherwise by law or equity.

Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Bond Trustee however created. The Bond Trustee shall not be bound to exercise any right or remedy, and the exercise of rights and remedies shall be without prejudice to any other rights of the Bond Trustee in respect of the Obligations including the right to claim for any deficiency. The taking of any action or proceeding or refraining from doing so, or any other dealings with any other security for the Obligations secured by this Agreement shall not release or affect the Collateral or the Security.

Section 4.09 Additional Rights.

(1) In addition to the remedies set forth in Section 4.08, the Bond Trustee may, whenever the Security has become enforceable:

(a)	require the Guarantor, at the Guarantor’s expense, to assemble the Collateral at a place or places designated by notice in writing and the Guarantor agrees to so assemble the Collateral;

(b)	require the Guarantor, by notice in writing, to disclose to the Bond Trustee the location or locations of the Collateral and the Guarantor agrees to make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Guarantor or otherwise;

(d)

carry on all or any part of the business of the Guarantor and, to the exclusion of all others including the Guarantor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Guarantor for such time as the Bond Trustee sees fit, free of charge, and the Bond Trustee shall not be liable to the Guarantor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(e)

exercise all voting rights attached to the Pledged Securities (whether or not registered in the name of the Bond Trustee or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof, collect and receive dividends and other distributions relating thereto and otherwise act with respect thereto as though it were the absolute owner thereof;

(f)

deal with any security entitlements, securities accounts and securities intermediaries holding security entitlements as if it were the entitlement holder thereof including making such entitlement orders as it deems appropriate and instructing any such securities intermediary to transfer the securities accounts held in any Controlled Securities Accounts into an account in the name of the Bond Trustee or as it may direct;

(g)

exercise any and all rights of redemption, conversion, exchange, sale, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer thereof, or upon the exercise by any issuer of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver or direct the sale or other disposition of any of the Pledged Securities with any committee, depositary, Securities Intermediary, clearing house, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(h)

borrow for the purpose of carrying on the business of the Guarantor or for the maintenance, preservation or protection of the Collateral and mortgage, grant or charge a security interest in the Collateral, whether or not in priority to the Security, to secure repayment; and

(i)

commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Guarantor.

(2) The Bond Trustee shall have the power to insure against any liabilities or obligations arising:

(a)	as a result of the Bond Trustee acting or failing to act in a certain way (other than which may arise from its negligence or wilful default or that of its officers or employees);

(b)

as a result of any act or failure to act by any person or persons to whom the Bond Trustee has delegated any of its trusts, rights, powers, duties, authorities or discretions, or appointed as its agent (other than which may arise from such person’s negligence, fraud and/or wilful default);

(c)	in connection with the Collateral; or

(d)	in connection with or arising from the enforcement of the Security created by or pursuant to this Agreement.

The Bond Trustee shall not be under any obligation to insure in respect of such liabilities and/or obligations or to require any other person to maintain insurance, but to the extent that it does so, the Guarantor shall quarterly and on written request pay all insurance premiums and expenses which the Bond Trustee may properly incur in relation to such insurance. If the Guarantor fails to pay such premiums or expenses or to reimburse the Bond Trustee therefor, the Bond Trustee shall be entitled to be indemnified out of the Collateral in respect thereof and, where a Guarantor Acceleration Notice has been served, the indemnification of the Bond Trustee in respect of all such insurance premiums and expenses shall be payable in priority to payments to the Holders of the Covered Bonds and all other Secured Creditors and otherwise in accordance with this Agreement.

Section 4.10 Enforcement When Not All Amounts Due and Payable.

If the Bond Trustee enforces the Security at a time when either no amounts or not all amounts owing in respect of the Obligations have become due and payable, the Bond Trustee (or a receiver appointed by it in accordance with this Agreement) may, for so long as no such amounts or not all such amounts have become due and payable, pay any monies referred to in Section 4.07 into, and retain such monies in, an interest-bearing account (a “Retention Account”) to be held by it as security and applied by it in accordance with Section 4.07 as and when any of the amounts referred to therein become due and payable.

Section 4.11 Concerning the Receiver.

(1) Any receiver appointed by the Bond Trustee shall be vested with the rights and remedies which could have been exercised by the Bond Trustee in respect of the Guarantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Bond Trustee.

(2) Any receiver appointed by the Bond Trustee shall act as agent for the Bond Trustee for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Guarantor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Guarantor or as agent for the Bond Trustee as the Bond Trustee may determine in its discretion. The Guarantor agrees to ratify and confirm all actions of the receiver acting as agent for the Guarantor, and to release and indemnify the receiver in respect of all such actions.

(3) The Bond Trustee, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Guarantor or otherwise and shall not be responsible for any misconduct or negligence of such receiver.

Section 4.12 Appointment of Attorney.

The Guarantor irrevocably appoints the Bond Trustee (and any of its officers) as attorney of the Guarantor (with full power of substitution) to do, make and execute, in the name of and on behalf of the Guarantor, all such further acts, documents, matters and things which the Bond Trustee may deem necessary or advisable to accomplish the purposes of this Agreement including the execution, endorsement and delivery of documents and any notices, receipts, assignments or verifications of the accounts and the delivery and transfer of any Collateral to the Bond Trustee or to its nominees or transferees. Whenever the Security has become enforceable, the Bond Trustee or its nominees and transferees are empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral that constitutes Pledged Securities to the same extent as the Guarantor might do. The power of attorney herein granted is in addition to, and not in substitution for any transfer power of attorney delivered by the Guarantor and such power of attorney may be relied upon by the Bond Trustee severally or in combination. All acts of the attorney are ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing, except for its own gross negligence or wilful misconduct. This power of attorney is coupled with an interest and is irrevocable.

Section 4.13 Dealing with the Collateral.

(1) The Bond Trustee shall not be obliged to exhaust its recourse against the Guarantor or any other Person or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Bond Trustee may consider desirable. Neither the taking of any judgement nor the exercise of any power of seizure or sale shall extinguish the liability of the Guarantor to pay the Obligations, nor shall the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor shall the acceptance of any payment or other security constitute or create a novation.

(2) The Bond Trustee may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Guarantor and with other Persons, sureties or securities as it may see fit without prejudice to the Obligations, the liability of the Guarantor or the rights of the Bond Trustee in respect of the Collateral.

(3) The Bond Trustee shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

(4) The Guarantor shall not assert and hereby waives (to the fullest extent permitted by applicable law), all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

Section 4.14 Indemnity.

The Guarantor agrees to indemnify in full (but only following service of an Issuer Acceleration Notice on the Issuer and service of a Notice to Pay on the Guarantor) the Bond Trustee and any receiver appointed in accordance with this Agreement from and against all losses, actions, claims, costs (including legal costs and travel expenses), charges and expenses (including insurance premiums), demands and liabilities whether in contract, tort or otherwise now or hereafter properly sustained or incurred by the Bond Trustee or such receiver and its respective officers and employees or by any person for whose liability, act or omission the Bond Trustee or such receiver may be answerable, in connection with anything done or omitted to be done under or pursuant to this Agreement or any other Transaction Document to which such entity is a party, or in the exercise or purported exercise of the powers herein contained, or occasioned by any breach by the Guarantor of any of its covenants or other obligations to the Bond Trustee, or in consequence of any payment in respect of the Obligations (whether made by the Guarantor or a third person) being declared void or impeached for any reason whatsoever.

Section 4.15 Standards of Sale.

Without prejudice to the ability of the Bond Trustee to dispose of the Collateral in any manner which is commercially reasonable, the Guarantor acknowledges that a disposition of Collateral by the Bond Trustee which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender, private contract or any other means, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Bond Trustee or a customer of the Bond Trustee;

(d)	any sale conducted by the Bond Trustee shall be at such time and place, on such notice and in accordance with such procedures as the Bond Trustee, in its sole discretion, may deem advantageous;

(e)

Pledged Securities may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Pledged Securities) or in order to obtain any required approval of the disposition (or of the resulting purchase) of any Governmental Authority;

(f)	a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Bond Trustee, in its sole discretion, may deem advantageous; and

(g)	the Bond Trustee may establish an upset or reserve bid or price in respect of any Collateral.

Section 4.16 Set-Off.

The Bond Trustee may at any time after the Security shall have become enforceable (without notice and notwithstanding any settlement of account or other matter whatsoever) combine or consolidate all or any existing accounts of the Guarantor whether in its own name or jointly with others and held by it or any Secured Creditor and may set-off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to the Guarantor from the Bond Trustee or relevant Secured Creditor and whether or not the credit balance and the account in debit or the Obligations are expressed in the same currency in which case the Bond Trustee is hereby authorized to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Obligations and may in its absolute discretion estimate the amount of any liability of the Guarantor which is contingent or unascertained and thereafter set-off such estimated amount and no amount shall be payable by the Bond Trustee to the Guarantor unless and until all Obligations have been ascertained and fully repaid or discharged.

Section 4.17 Dealings by Third Parties.

(1) No Person dealing with the Bond Trustee or an agent or receiver shall be required to determine (i) whether the Security has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Bond Trustee by the Guarantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Bond Trustee with the Collateral, or (vi) how any money paid to the Bond Trustee has been applied.

(2) Any purchaser of Pledged Securities from the Bond Trustee shall hold the Pledged Securities absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Guarantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Guarantor has or may have under any rule of law or statute now existing or hereafter adopted.

Section 4.18 Risk of Funds.

None of the provisions contained in this Agreement shall require the Bond Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, provided that the Bond Trustee shall, forthwith upon making such a determination, deliver notice of the same to the Secured Creditors and the Guarantor, which notice shall include the grounds for such belief .

Section 4.19 Fondé de Pouvoir and Power of Attorney

The Bond Trustee is hereby appointed and accepts its appointment as a holder of an irrevocable power of attorney (fondé de pouvoir) of the Secured Creditors as contemplated by Article 2692 of the Civil Code of Québec to enter into, to take and to hold, on behalf of and for the benefit of each of the Secured Creditors any hypothec granted pursuant to the laws of the Province of Québec to secure or evidence the Obligations, and to exercise such powers and duties that are conferred upon the Bond Trustee under any deed of hypothec, or under this Agreement or the other Transaction Documents. Any Person who becomes a Secured Creditor will be deemed to have consented to confirm the Bond Trustee as fondé de pouvoir and to have ratified as of the date such Person becomes a Secured Creditor all actions taken by the fondé de pouvoir. The execution by the Bond Trustee, acting as fondé de pouvoir and mandatary, prior to the execution of this Agreement or any deeds of hypothec, is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Québec), the Bond Trustee may acquire and be the holder of any bond issued by the Guarantor (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Guarantor).

ARTICLE 5

CONFLICTS

Section 5.01 Secured Creditors.

(1) The Bond Trustee, as regards the exercise and performance of all powers, rights, trusts, authorities, duties and discretions of the Bond Trustee in respect of the Collateral, under or pursuant to this Agreement or any other Transaction Document to which the Bond Trustee is a party or the rights or benefits in respect of which are comprised in the Collateral, shall have regard only to the interests of the Holders of the Covered Bonds while any of the Covered Bonds remain outstanding and shall not be required to have regard to the interests of any other Secured Creditor or any other person or to act upon or comply with any direction or request of any other Secured Creditor or any other person whilst any amount remains owing to any Holders of the Covered Bonds.

(2) In connection with the exercise by it of any of its trusts, powers, authorities or discretions hereunder (including, without limitation, any modification, waiver, authorization, determination or substitution), the Bond Trustee shall have regard to the general interests of the Covered Bondholders of each Series as a class (but shall not have regard to any interests arising from circumstances particular to individual Covered Bondholders, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Covered Bondholders, Receiptholders and Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub division thereof and the Bond Trustee shall not be entitled to require, nor shall any Covered Bondholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, either of the Guarantor, the Bond Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Covered Bondholders, Receiptholders and/or Couponholders, except to the extent already provided for in Condition 7 (Taxation) of the Trust Deed and/or in any undertaking or covenant given in addition thereto or in substitution therefor hereunder.

(3) If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the Holders of the Covered Bonds of any one or more Series would be materially prejudiced thereby, the Bond Trustee shall not exercise such power, trust, authority or discretion without the approval of such Holders of the Covered Bonds by Extraordinary Resolution or by a direction in writing of such Holders of the Covered Bonds of not less than 25% of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into USD at the rate specified in the applicable Final Terms Document).

Section 5.02 Acknowledgement.

Each of the Secured Creditors hereby acknowledges and concurs with the provisions of Section 5.01 and each of them agrees that it shall have no claim against the Bond Trustee as a result of the application thereof.

ARTICLE 6

EXERCISE OF CERTAIN RIGHTS

Section 6.01 No Enforcement by Bond Trustee.

Each of the Secured Creditors (other than the Holders of the Covered Bonds (which holders will be subject to the applicable provisions of the Trust Deed) and the Bond Trustee and, in relation to subparagraph (b) below, the Bond Trustee) hereby agrees with the Guarantor and the Bond Trustee that:

(a)	only the Bond Trustee may enforce the security created in favour of the Bond Trustee by this Agreement in accordance with the provisions hereof; and

(b)

it shall not take any steps for the purpose of (i) recovering any of the Obligations (including, without limitation, by exercising any rights of set-off); or (ii) enforcing any rights arising out of the Transaction Documents against the Guarantor or procuring the winding up, administration or liquidation of the Guarantor or any of its General Partners in respect of any of its liabilities whatsoever, unless the Bond Trustee, having become bound to take any steps or proceedings to enforce the said security under or pursuant to this Agreement, fails to do so within 30 days of having become bound to do so (in which case each of such Secured Creditors shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for the winding up of, or for an administration order or liquidation in respect of, the Guarantor or any of its General Partners).

Section 6.02 Subordination.

(1) Each of the Secured Creditors hereby acknowledges that it has received a copy of the Guarantor Agreement and hereby agrees to be bound by the terms of the Priorities of Payments set out in the Guarantor Agreement and this Agreement. Without prejudice to Section 6.01, each of the Secured Creditors further agrees with each other party to this Agreement that, notwithstanding any other provision contained herein or in any other Transaction Document:

(a)

it will not demand or receive payment of, or any distribution in respect of or on account of, any amounts payable by the Guarantor (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Secured Creditor under the Transaction Documents, in cash or in kind, and will not apply any money or assets in discharge of any such amounts payable to it (whether by set off or by any other method), unless all amounts then due and payable by the Guarantor to all other Secured Creditors ranking higher in the relevant Priorities of Payments have been paid in full;

(b)

without prejudice to the foregoing, whether in the liquidation of the Guarantor or any other party to the Transaction Documents or otherwise, if any payment or distribution (or the proceeds of any enforcement of any security) is received by a Secured Creditor in respect of any amount payable by the Guarantor (or the Cash Manager on its behalf) or the Bond Trustee, as applicable, to that Secured Creditor under the relevant Transaction Document at a time when, by virtue of the provisions of the relevant Transaction Document, the Guarantor Agreement and this Agreement, no payment or distribution should have been made, the amount so received shall be held by the Secured Creditor upon trust for the entity from which such payment was received and shall be paid over to such entity forthwith upon receipt (whereupon the relevant payment or distribution shall be deemed not to have been made or received); and

(c)

without prejudice to Section 4.01 above, it shall not claim, rank, prove or vote as creditor of the Guarantor or its estate in competition with any prior ranking Secured Creditors in the relevant Priorities of Payments or, the Bond Trustee, as applicable, or claim a right of set-off until all amounts then due and payable to Secured Creditors who rank higher in the relevant Priorities of Payments have been paid in full.

(2) Neither the Guarantor nor the Bond Trustee shall pay or repay, or make any distribution in respect of, any amount owing to a Secured Creditor under the relevant Transaction

Documents (in cash or in kind) unless and until all amounts then due and payable by the Guarantor or the Bond Trustee to all other Secured Creditors ranking higher in the relevant Priorities of Payments have been paid in full.

(3) The trusts in this Article 6 shall terminate on the date which is the day before the last day of the period that is twenty-one years after the death of the last to die of the descendants of Her Majesty, Queen Elizabeth II, alive at the date of this Agreement.

(4) Each of the Secured Creditors acknowledges that this Article 6 is without prejudice to the provisions set out in Section 7.3 of the Intercompany Loan Agreement.

ARTICLE 7

RELEASE

Section 7.01 Discharge.

The Security shall be discharged upon, but only upon, full payment and performance of the Obligations and at the request and expense of the Guarantor, and thereafter the Bond Trustee shall execute and deliver to the Guarantor such other releases and discharges as the Guarantor may reasonably require.

Section 7.02 Sale of the Portfolio.

(1) In the event of any sale of Loans and their Related Security included in the Portfolio by or on behalf of the Guarantor pursuant to and in accordance with the Transaction Documents, such Loans and their Related Security shall no longer form part of the Portfolio and the Bond Trustee shall, while any Covered Bonds are outstanding and if so requested in writing by the Guarantor, release, reassign or discharge those Loans and their Related Security from the Security on or prior to the date of any such sale provided that:

(a)	the Bond Trustee provides its prior written consent to the terms of such sale in accordance with the Guarantor Agreement; and

(b)

in the case of the sale of Loans and their Related Security, the Guarantor provides to the Bond Trustee a certificate confirming that the Loans and their Related Security being sold are Randomly Selected Loans.

(2) In the event of the repurchase of a Loan and its Related Security by the Seller pursuant to and in accordance with the Transaction Documents, the Bond Trustee shall release such Loan and its Related Security from the Security on the date of the repurchase.

Section 7.03 Disposal of Substitution Assets.

Upon the Cash Manager, on behalf of the Guarantor, making a disposal of any Substitution Asset secured pursuant to the Security, the Bond Trustee shall, if so requested in writing by the Cash Manager (but at the sole cost and expense (on an indemnity basis) of the Guarantor), but without being responsible for any loss, costs, claims or liabilities whatsoever occasioned and howsoever arising by so acting upon such request, release, reassign or discharge from the encumbrances constituted by this Agreement the relevant Substitution Assets, provided that the proceeds of such disposal are paid into the Guarantor Accounts from which the monies to make such Substitution Assets were originally drawn, subject to and in accordance with the provisions of the Guaranteed Deposit Account Contract, the Standby Guaranteed Deposit Account Contract (if applicable), the Cash Management Agreement and this Agreement.

Section 7.04 Withdrawals from Guarantor Accounts.

From time to time, and for greater certainty, there shall be deemed to be released from the Security all amounts which the Cash Manager, on behalf of the Guarantor and the Bond Trustee, is permitted to withdraw from the Guarantor Accounts pursuant to the relevant Priorities of Payments and otherwise in accordance with the Cash Management Agreement and this Agreement, any such release to take effect immediately upon the relevant withdrawal being made provided that where the relevant amount is transferred to another Guarantor Account, it shall thereupon become subject to the Security constituted by this Agreement in respect of such other Guarantor Account.

ARTICLE 8

SUPPLEMENTAL PROVISIONS REGARDING THE BOND TRUSTEE

Section 8.01 Consent of Bond Trustee.

If a request in writing is made to the Bond Trustee by the Guarantor or any other person to give its consent to any event, matter or thing, then:

(a)

if the Transaction Document specifies that the Bond Trustee is required to give its consent to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Bond Trustee shall give its consent to that event, matter or thing upon being satisfied acting reasonably that those specified conditions have been satisfied; and

(b)	in any other case, the Bond Trustee may give its consent if to do so would not, in its opinion, be materially prejudicial to the interests of any of the Holders of the Covered Bonds.

Section 8.02 Interests of Secured Creditors.

Where the Bond Trustee is required to have regard to the interests of any Secured Creditor (which requirement shall only apply at any time during which no Covered Bonds are outstanding), the Bond Trustee may consult with such Secured Creditor and may rely on the written opinion of such Secured Creditor as to whether any act, matter or thing is or is not materially prejudicial to the interests of such Secured Creditor.

Section 8.03 Modification to Transaction Documents.

(1) Subject to Section 8.03(2) and Section 8.03(3) below, the Bond Trustee may from time to time and at any time without any consent or sanction of the Secured Creditors (other than any Secured Creditor who is a party to the relevant document) concur with any person in making or sanctioning any modification (subject to any modification relating to a Series Reserved Matter):

(a)

to the Covered Bonds of any one or more Series, the related Receipts and/or Coupons or any of the Transaction Documents provided that the Bond Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Holders of Covered Bonds of any series and notice of such modification is given to the Rating Agencies prior to such modification becoming effective; or

(b)

to the Covered Bonds of any one or more Series, the related Receipts and/or Coupons or any of the Transaction Documents which in the Bond Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or an error established as such to the satisfaction of the Bond Trustee, or to comply with mandatory provisions of law. In establishing whether an error is established as such, the Bond Trustee may have regard to any evidence which the Bond Trustee considers reasonable to rely upon and may, but shall not be obliged to, have regard to all or any of the following:

(i)	a certificate from any of the Arrangers:

(1)	stating the intention of the parties to the relevant Transaction Document;

(2)	confirming nothing has been said to or by investors or any other parties which is in any way inconsistent with the stated intention; and

(3)	stating the modification to the relevant Transaction Document is required to reflect such intention; or

(ii)	Rating Agency Confirmation in respect of such modification.

(2) The prior consent of the Bond Trustee and the other Secured Creditors (other than the Bond Trustee) will not be required or obtained in relation to the accession of any New Seller to the Program provided that the relevant conditions precedent set out in the Dealership Agreement and the Mortgage Sale Agreement are satisfied at the time of the intended accession.

(3) The Bond Trustee shall be obliged to concur in and to effect any modifications to the Transaction Documents that are requested by the Guarantor or the Cash Manager to accommodate the accession of a New Seller to the Program subject to the provisions of Section

8.03(1) being satisfied and, provided that (i) the Guarantor or the Cash Manager, as the case may be, has certified to the Bond Trustee in writing that such modifications are required in order to accommodate the addition of New Sellers to the Program and (ii) all other conditions precedent to the accession of a New Seller to the Program set out in the Dealership Agreement, the Mortgage Sale Agreement, the Servicing Agreement, the Guarantor Agreement and any other Transaction Documents have been satisfied at the time of the accession.

(4) Each Secured Creditor agrees that any such modifications effected pursuant to this Section 8.03 shall be binding on it and unless the Bond Trustee otherwise agrees, notice thereof shall be given by the Servicer to the Secured Creditors as soon as practicable after the modifications have been made.

(5) Each of the Secured Creditors and the Bond Trustee, on behalf of the holders of the Covered Bonds, agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other documents and instruments as may be required by law or requested by the other party at the other party’s expense to establish, maintain and protect the rights and remedies of the other party and carry out and effect the intent and purpose of this Section 8.03.

ARTICLE 9

REMUNERATION OF THE BOND TRUSTEE

Section 9.01 Remuneration.

(1) Subject to the terms of the Trust Deed (and subject also as hereinafter provided), the Issuer (or, following an Issuer Event of Default and service of a Notice to Pay on the Guarantor, the Guarantor) shall (subject as hereinafter provided) pay to the Bond Trustee an annual fee of such amount and payable on such dates as shall from time to time be agreed in writing by the Issuer and the Bond Trustee. All such remuneration shall be payable in accordance with the Guarantee Priority of Payments or the Post-Enforcement Priority of Payments, as applicable. Such remuneration shall accrue from day to day and shall be payable up to and including the date when all of the Obligations have been paid and/or discharged and the Bond Trustee has released, reassigned and/or discharged the Collateral as provided in Article 7.

(2) The Issuer (or, following an Issuer Event of Default and service of a Notice to Pay on the Guarantor, the Guarantor) shall in addition pay to the Bond Trustee an amount equal to the amount of any GST chargeable in respect of its remuneration hereunder subject to the Bond Trustee issuing to the Issuer or (as the case may be) the Guarantor a proper GST invoice in respect thereof.

Section 9.02 Additional Remuneration.

In the event of an Issuer Event of Default, a Guarantor Event of Default, Potential Issuer Event of Default or Potential Guarantor Event of Default occurring or in the event of the Bond Trustee finding it expedient or necessary or being required by the Issuer or (as the case may be) the Guarantor to undertake any duties which the Bond Trustee and the Issuer or the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee under or pursuant to this Agreement, the Issuer or the Guarantor shall pay to the Bond Trustee such additional remuneration as shall be agreed between the Bond Trustee and the Guarantor.

Section 9.03 Disputes.

In the event of the Bond Trustee and the Issuer (or, following an Issuer Event of Default and service of a Notice to Pay on the Guarantor, the Guarantor) failing to agree upon the amount of any remuneration from time to time pursuant to Section 9.01 or to agree in a case to which Section 9.02 above applies, upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder or upon the amount of such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Bond Trustee and approved by the Issuer or the Guarantor or, failing such approval, nominated by a sole arbitrator in accordance with the (screened) appointment procedure provided in the Simplified Arbitration Rules of the ADR Institute of Canada Inc. then currently in effect, the expenses being involved in such nomination and the fees of such investment bank being payable by the Issuer or the Guarantor, and the decision of any such merchant or investment bank shall be final and binding on the Issuer or the Guarantor and the Bond Trustee.

Section 9.04 Expenses.

In addition to remuneration hereunder, the Issuer (or, following an Issuer Event of Default and service of a Notice to Pay on the Guarantor, the Guarantor) shall on written request, pay all Liabilities which the Bond Trustee may properly incur in relation to the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under or pursuant to this Agreement and any of the other Transaction Documents to which the Bond Trustee is a party including but not limited to travelling and legal expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Bond Trustee in connection with any action taken or contemplated by or on behalf of the Bond Trustee for enforcing this Agreement or any of the other Transaction Documents to which it is party.

ARTICLE 10

APPOINTMENT OF NEW BOND TRUSTEE AND REMOVAL OF BOND TRUSTEE

Section 10.01 Power of Guarantor.

The power to appoint or remove the Bond Trustee or any new Bond Trustee shall be governed in accordance with the terms of the Trust Deed.

Section 10.02 Power of Bond Trustee.

Other than as specified herein, the powers and obligations of the Bond Trustee shall be governed in accordance with the terms of the Trust Deed.

Section 10.03 Multiple Bond Trustees.

The determination of procedures, powers and obligations of a Bond Trustee where there is more than one bond trustee shall be governed in accordance with the terms of the Trust Deed.

ARTICLE 11

RETIREMENT OF BOND TRUSTEE

The retirement of the Bond Trustee shall be governed in accordance with the terms of the Trust Deed.

ARTICLE 12

NON-PETITION

The Bond Trustee agrees that, other than pursuant to the exercise of its rights and remedies on behalf of the Secured Creditors in accordance with this Agreement or any of the other Transaction Documents, and each Secured Creditor agrees that by taking the benefit of this Agreement and the Security, shall not institute or join any other Person or entity in instituting against, or with respect to, the Guarantor, or any of the general partners of the Guarantor, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding. The foregoing provision shall survive the termination of this Agreement by any of the parties hereto.

ARTICLE 13

GENERAL

Section 13.01 Notices, etc.

(1) Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by prepaid first class mail to, in the case of the Guarantor and the Bond Trustee, the address provided below and in the case of the Secured Creditors other than the Bond Trustee, to the address provided for such Person in Schedule 4 hereto, or by facsimile transmission to facsimile number set forth below, as applicable:

(a)	in the case of the Guarantor to:

BMO Covered Bond Guarantor Limited Partnership

c/o Bank of Montreal

18th Floor, First Canadian Place

100 King Street West

Toronto, Ontario M5X 1A1

Attention: Senior Manager, Securitization Finance and Operations

Fax: (416) 867-4166

(b)	in the case of the Bond Trustee to:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, Ontario

Canada M5J 2Y1

Attention:      Manager, Corporate Trust

Fax:                 (416) 981-9777

(2) Any such communication will be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Canadian Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Canadian Business Day, (ii) in the case of first class post, when it would be received in the ordinary course of the post, or (iii) if transmitted by facsimile transmission on the Canadian Business Day following the date of transmission provided the transmitter receives a confirmation of successful transmission.

(3) Any party may change its address for notice, or facsimile contact information for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address, or facsimile contact information, as applicable.

Section 13.02 GST.

If any sums which are payable by the Guarantor under Section 3.04 or Section 4.07 of this Agreement are subject to GST, the Guarantor shall make payment of the amount in respect of GST, where the payment is not already inclusive of GST to the relevant person in accordance with the order of priorities set out in those Sections.

Section 13.03 No Merger.

This Agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by the Bond Trustee shall operate by way of merger of, or in any way affect, the Security, which is in addition to, and not in substitution for, any other security now or hereafter held by the Bond Trustee in respect of the Obligations.

Section 13.04 Further Assurances.

(1) The Guarantor shall from time to time, whether before or after the Security shall have become enforceable (i) do, or cause to be done, all acts and things and execute and deliver, or cause to be executed and delivered, all transfers, assignments and instruments, (ii) give, or cause to be given, any notices to any Governmental Authority or Person, and (iii) obtain, or cause to be obtained, any approvals from any Governmental Authority or Person, in each case, as the Bond Trustee may reasonably require:

(a)	for protecting the Collateral;

(b)	for perfecting the Security;

(c)	to obtain control, as determined pursuant to the PPSA, of any Collateral that consists of investment property;

(d)	for exercising all powers, authorities and discretions conferred upon the Bond Trustee; and

(e)

for otherwise enabling the Bond Trustee to obtain a first priority perfected security interest in the Collateral (subject only to Permitted Security Interests) and to exercise the rights and powers herein granted.

(2) The Guarantor shall, from time to time after the Security has become enforceable (i) give, or cause to be given, any notices to any Governmental Authority or Person, (ii) obtain, or cause to be obtained, any approvals from any Governmental Authority or Person, and (iii) do, or cause to be done, all other acts and things and execute and deliver, or cause to be executed and delivered, all such transfers, assignments and instruments, in each case, as the Bond Trustee may require to effect the sale, transfer or other disposition of the Collateral in connection with its realization.

Section 13.05 Amendments.

Subject to Section 21.2 of the Trust Deed, and except as otherwise expressly provided in this Agreement, the provisions in this Agreement may be amended or modified only by written agreement of all of the parties hereto, and each proposed amendment or waiver of this Agreement that is considered by the Guarantor to be a material amendment or waiver shall be subject to Rating Agency Confirmation. The Guarantor (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor under this Agreement. The Guarantor (or the Cash Manager on its behalf) shall deliver notice to CMHC of any material amendment to this Agreement, provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor under this Agreement.

Section 13.06 Supplemental Security.

This Agreement is in addition to and without prejudice to all other security now held or which may hereafter be held by the Bond Trustee.

Section 13.07 Successors and Assigns.

None of the parties hereto may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the other party and the Guarantor having obtained Rating Agency Confirmation in respect of such assignment.

Section 13.08 Severability.

If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

Section 13.09 Governing Law.

(1) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario (other than certain other provisions relating to real property located outside of the Province of Ontario which will be governed by the law of the jurisdiction in which such property is located) and the laws of Canada applicable therein.

(2) The Guarantor hereby (i) irrevocably submits to the non-exclusive jurisdiction of any court sitting in the Province of Ontario over any suit, action or proceeding arising out of or relating to this Agreement; (ii) irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in such court; and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other manner provided by law. Nothing in this section shall affect the right of the Bond Trustee to serve process in any manner permitted by law or limit the rights of the Bond Trustee to bring proceedings against the Guarantor in the courts of any other jurisdiction.

(3) The Guarantor hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceedings, including, without limitation, the making, enforcement or execution against the Guarantor of any order or judgment which may be made or given in such action or proceedings.

(4) To the extent that the Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether service of notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to itself or its assets, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Agreement.

Section 13.10 Counterparts.

This Agreement may be executed in counterparts (including by way of facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its general partner BMO COVERED BOND GP, INC.

Per:	/s/ Chris Hughes
Name: Chris Hughes Title: President and Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Sean Pigott
Name: Sean Pigott Title: Corporate Trust Officer

Per:	/s/ Stanley Kwan
Name: Stanley Kwan Title: Associate Trust Officer

ADDRESS OF DEBTOR

Location of Chief Executive Office:

Suite 6100

1 First Canadian Place

100 King Street West

Toronto, ON M5X 1B8

SCHEDULE 1

Additional Representations and Warranties of Guarantor

(a)	No encumbrance exists over or in respect of any of its assets except for encumbrances created by this Agreement and Permitted Security Interests.

(b)	It is validly formed and existing as a limited partnership under the LP Act pursuant to a declaration of limited partnership filed under the LP Act.

(c)	Since the date of registration of its limited partnership declaration there has been no material adverse change in its financial position or prospects.

(d)

It is not the subject of any governmental or official investigation or inquiry and to its knowledge, none is progressing or pending or has been threatened in writing against it, which may have a material adverse effect on any of it, any relevant Transaction Document (for greater certainty, the term “relevant Transaction Documents” in this Schedule “A” does not include the Guarantor Agreement), and/or the issue and offering of Covered Bonds under the Program.

(e)

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body has been commenced or, so far as it is aware are pending or threatened against it or any of its assets or revenues which may have a material adverse effect on it, any relevant Transaction Document and/or the issuance and offering of Covered Bonds under the Program.

(f)

The Managing GP has at all times carried on and conducted the affairs and business of the Guarantor in the name of the Guarantor as a separate entity and in accordance with the Guarantor Agreement and all laws and regulations applicable to it and shall continue to do so throughout the continuation of the Partnership.

(g)	The Managing GP has at all times kept or procured the keeping of proper books of account and records for the Guarantor separate from any person or entity.

(h)	The Managing GP for and on behalf of the Guarantor has duly executed the relevant Transaction Documents.

(i)

Its entry into and the execution (and, where appropriate, delivery) of the relevant Transaction Documents and the performance by it of its obligations under the relevant Transaction Documents do not and will not conflict with or constitute a breach or infringement of:

(i)	the Declaration;

(ii)	any law applicable to it; or

(iii)	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

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(j)	The obligations expressed to be assumed by it under the relevant Transaction Documents are legal and valid obligations, binding on it and enforceable against it in accordance with their terms.

(k)	The Transaction Documents to which it is a party have been entered into in good faith for its own benefit and on arm’s length commercial terms.

(l)

It is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets which would be reasonably likely to have a material adverse effect on the ability of the Guarantor to perform its obligations under the Transaction Documents, or have a material adverse effect on the Collateral.

(m)

It is not necessary that any relevant Transaction Document in relation to it be filed, recorded or enrolled with any court or other authority in any jurisdiction in which the assets of the Partnership are located.

(n)

It does not require the consent of any other party except for such consents as have been obtained by it prior to the date hereof or the consent, licence, approval or authorisation of any Governmental Authority in connection with the entering into or performance of the relevant Transaction Documents.

(o)

This Agreement and the other Transaction Documents have been properly authorized by all necessary action on the part of the Guarantor and its partners in accordance with the term of the Guarantor Agreement and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and except that orders for specific performance, injunctions and other equitable remedies are discretionary remedies which may be granted only in the discretion of the court; the making and performance of this Agreement will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of, any lien upon the Collateral other than a Permitted Security Interest.

(p)	There are no futures accounts currently in existence. In the event that any futures accounts were to come into existence, it will take all necessary actions in connection therewith.

(q)	Consumer goods held by the Guarantor are not material in value.

(r)	The Guarantor and/or the Bond Trustee have control over all investment property.

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SCHEDULE 2

Additional Covenants of Guarantor

The Guarantor covenants and agrees with the Bond Trustee (for and on behalf of itself and the Secured Creditors) that:

(a)

It will, at all times, carry on and conduct its affairs and business in its own name (or if necessary in the name of the Managing GP) as a separate entity and in accordance with the Guarantor Agreement and applicable laws.

(b)	It will not, without the Bond Trustee’s prior written consent, sell, lease or otherwise dispose of any of the Collateral, except in accordance with the other Transaction Documents.

(c)

It will not incur any indebtedness in respect of borrowed money or give any guarantee or indemnity in respect of any indebtedness, except pursuant to the terms of the Transaction Documents or in connection with a Permitted Security Interest.

(d)

It will, at its own expense, promptly and duly authorize, execute and deliver any further instruments and documents, and take any further action, that the Bond Trustee may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement and any of the other Transaction Documents (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interest created by this Agreement).

(e)

It will give notice in writing to the Bond Trustee of the occurrence of any Guarantor Event of Default, Potential Guarantor Event of Default and/or service of a Guarantor Acceleration Notice (such notice to be effected by the delivery of a copy of the Guarantor Acceleration Notice to the Bond Trustee) immediately upon becoming aware thereof and without waiting for the Bond Trustee to take any further action.

(f)	It will, at all times, comply with the obligations and provisions binding upon it under and pursuant to this Agreement and the other relevant Transaction Documents.

(g)	It will provide prior written notice to each Rating Agency if the location of the chief executive office of the Guarantor or the Managing GP is to be other than in the Province of Ontario;

(h)

It will notify the Bond Trustee promptly upon becoming aware of (1) any change in the issuer’s jurisdiction in respect of any uncertificated securities that are Collateral or any change in a securities intermediary’s jurisdiction in respect of any security entitlements or securities accounts that are Collateral, or (2) any change in the futures intermediary’s jurisdiction if the collateral is a futures contract or a futures account;

(i)	It will not, after the date of this Agreement, establish and maintain any securities accounts with any securities intermediary unless (1) it gives the Bond Trustee 30 days’

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prior written notice of its intention to establish such new securities account, (2) such securities intermediary is reasonably acceptable to the Bond Trustee and (3) the Bond Trustee, the securities intermediary and the Guarantor (i) execute and deliver a control agreement with respect to such securities account that is in form and substance reasonably acceptable to the Bond Trustee or (ii) transfer the security entitlements in such securities account into a securities account in the name of the Guarantor, all in accordance with the terms of this Agreement.

(j)

It will not, after the date of this Agreement, establish and maintain any futures accounts with any futures intermediary unless (1) it gives the Bond Trustee 30 days’ prior written notice of its intention to establish such new futures account, (2) such futures intermediary is reasonably acceptable to the Bond Trustee and (3) the Bond Trustee, the futures intermediary and the Guarantor execute and deliver an agreement with respect to such futures account in accordance with Section 1(2)(d)(ii) of the PPSA that is in form and substance reasonably acceptable to the Bond Trustee; provided that such agreement shall not be required where the Bond Trustee is the futures intermediary with which the futures contract is carried.

(k)

It will not create or permit to subsist any Adverse Claim whatsoever (unless arising by operation of law and not within the control of the Guarantor pursuant to the Transaction Documents, including this Agreement) upon the whole or any part of its assets, including the Collateral, or its undertaking, present or future.

(l)

It will not change its name or amalgamate with any other corporation without first giving notice to the Bond Trustee of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective.

(m)

It will not change its chief executive office, or the jurisdiction of its incorporation or formation, or establish a new location for any of its Collateral unless (i) it shall have given to the Bond Trustee not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Bond Trustee may reasonably request, and (ii) all filings have been made and all other actions taken that are required in order for the Bond Trustee to continue at all times following such change to have a valid and perfected first priority Security Interest in respect of all of the Collateral.

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SCHEDULE 3

Post-Enforcement Priority of Payments

(a)	first, in or towards satisfaction of pro rata and pari passu according to the respective amounts thereof of:

(i)

all amounts due and payable or to become due and payable to the Bond Trustee under the provisions of the Trust Deed with respect to the performance of its obligations hereunder and under the Trust Deed together with interest and applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein; and

(ii)

all amounts due and payable or to become due and payable to the Bond Trustee or any Receiver under the provisions of this Agreement together with interest and applicable GST (or other similar taxes) chargeable on the supply in respect of which the payment is made as provided therein; and

(b)

second, in or towards satisfaction pro rata and pari passu according to respective amounts thereof of any remuneration then due and payable to the Agents under or pursuant to the Agency Agreement together with applicable GST (or other similar taxes) thereon to the extent provided therein;

(c)	third, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof, of:

(i)

any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due and payable to the Servicer under the provisions of the Servicing Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Servicer in excess of $150,000;

(ii)

any remuneration then due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the provisions of the Cash Management Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Cash Manager in excess of $150,000;

(iii)

amounts due to the Account Bank or, as applicable, the Standby Account Bank (including costs) pursuant to the terms of the Bank Account Agreement or, as applicable, the Standby Bank Account Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Account Bank or, as applicable, the Standby Account Bank in excess of $150,000; and

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(iv)

amounts due to the Custodian pursuant to the terms of the Mortgage Sale Agreement, together with applicable GST (or other similar taxes) thereon to the extent provided therein, other than any Indemnity Amounts payable to the Custodian in excess of $150,000;

(d)	fourth, to pay pro rata and pari passu according to the respective amounts thereof, of:

(i)

any amounts due and payable to the Interest Rate Swap Provider pro rata and pari passu according to the respective amounts thereof (including any termination payment (but excluding any Excluded Swap Termination Amounts)) pursuant to the terms of the Interest Rate Swap Agreement;

(ii)

the amounts due and payable to the Covered Bond Swap Provider pro rata and pari passu in respect of each relevant Series of Covered Bonds to the Covered Bond Swap Agreement (including any termination payment due and payable by the Guarantor under the Covered Bond Swap Agreement (but excluding any Excluded Swap Termination Amount)) in accordance with the terms of the Covered Bond Swap Agreement; and

(iii)

the amounts due and payable under the Covered Bond Guarantee, to the Bond Trustee on behalf of the holders of the Covered Bonds pro rata and pari passu in respect of interest and principal due and payable on each Series of Covered Bonds, provided that if the amount available for distribution under this paragraph (d) (excluding any amounts received from the Covered Bond Swap Provider in respect of amounts referred to in (d)(ii) above) would be insufficient to pay the Canadian Dollar Equivalent of the amounts due and payable under the Covered Bond Guarantee in respect of each Series of Covered Bonds under (d)(iii) above, the shortfall will be divided amongst all such Series of Covered Bonds on a pro rata basis and the amount payable by the Guarantor in respect of each relevant Series of Covered Bonds under (d)(ii) above to the Covered Bond Swap Provider will be reduced by the amount of the shortfall applicable to the Covered Bonds in respect of which such payment is to be made;

(e)

fifth, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof, of any Excluded Swap Termination Amounts due and payable by the Guarantor to the relevant Swap Provider under the relevant Swap Agreement;

(f)

sixth, to pay or provide for pro rata and pari passu according to the respective amounts thereof, any Indemnity Amounts payable to the Servicer, the Cash Manager, the Account Bank (or the Standby Account Bank, as applicable) and the Custodian, to the extent not paid pursuant to paragraph (c) above;

(g)	seventh, in or towards repayment in full of all amounts outstanding under the Intercompany Loan Agreement;

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(h)	eighth, towards payment of any indemnity amount due to the Partners pursuant to the Guarantor Agreement;

(i)	ninth, in or towards payment of the fee due to the Corporate Services Provider; and

(j)	tenth, thereafter any remaining moneys will be applied in or towards payment to the Partners pursuant to the Guarantor Agreement.

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SCHEDULE 4

Address For Notice

(a)	in the case of the Guarantor to:

BMO Covered Bond Guarantor Limited Partnership

c/o Bank of Montreal

18th Floor, 1 First Canadian Place

100 King Street West

Toronto, Ontario

Canada M5X 1A1

Attention:          Senior Manager, Securitization Finance and

                           Operations

Fax:                   416-867-4166

(b)	in the case of the Bond Trustee to:

Computershare Trust Company of Canada

100 University Avenue

11th Floor

Toronto, Ontario

Canada M5J 2Y1

Attention:            Manager, Corporate Trust

Fax:                      (416) 981-9777

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